Exhibit 10.1

F45 TRAINING HOLDINGS INC.

THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

July 14, 2021

i

Exhibit

Exhibit A – Form of Joinder

ii

THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Third Amended and Restated Stockholders’ Agreement (this “Agreement”) is made as of July 14, 2021 by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), MWIG LLC, a Delaware limited liability company (“MWIG”), Kennedy Lewis Management LP, a Delaware limited partnership (together with its Affiliates, “KLIM”), GCM Grosvenor Strategic Credit, L.P., a Delaware limited partnership (“GCM”), Bardin Hill Opportunistic Credit Master (ECI) Fund LP, a Delaware limited partnership (“Bardon Hill”), HCN LP, a Cayman Islands limited partnership (“HCN”), Halcyon Eversource Credit LLC, a Delaware limited liability company (“Halcyon”), HDML Fund II LLC, a Delaware limited liability company (“HDML”), L1 Capital Long Short Fund, an Australian domiciled Managed Investment Scheme (“L1 Capital LSF”), L1 Long Short Fund Limited, an Australian Public Company (Listed Investment Company) (“L1 LSF Limited”), L1 Capital Global Opportunities Master Fund (“L1 Global Master Fund”), an Exempted Company incorporated in the Cayman Islands with Limited Liability, and L1 Capital Long Short (Master) Fund, an Exempted Company incorporated in the Cayman Islands with Limited Liability (together with L1 Capital LSF, L1 LSF Limited, and L1 Global Master Fund, the “L1 Holders”, and the L1 Holders, together with MWIG, KLIM, GCM, Bardon Hill, HCN, Halcyon and HDML, the “Major Investors” and each a “Major Investor”), and GIL SPE, LLC, a Delaware limited liability company (“GIL SPE” or the “Founder,” and together with the Major Investors and any subsequent stockholders or option holders, or any transferees, who become parties hereto, collectively, the “Stockholders”).

WHEREAS, the Company, MWIG, KLIM, L1 Holders and GIL SPE entered into that certain Second Amended and Restated Stockholders’ Agreement dated as of December 30, 2020 (the “Prior Stockholders’ Agreement”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to amend and restate the Prior Stockholders’ Agreement in its entirety and to provide for certain registration rights, board nomination rights and other rights and obligations related to the Shares, among other matters.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. For the purposes of this Agreement:

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. In addition, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse, (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals and (d) with respect to each L1 Holder, any other L1 Holder and any Person that L1 Capital Pty Limited serves as the investment manager for. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Bankruptcy Proceeding” means (a) the commencement by a Person of a voluntary case or proceeding under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Federal Bankruptcy Act”) or any other similar federal or state law or any other case or proceeding to be adjudicated a bankrupt or insolvent, (b) the consent (whether by action or inaction) by a Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under the Federal Bankruptcy Act or any other similar federal or state law or to the commencement of any bankruptcy or insolvency case or proceeding against a Person, (c) the filing by a Person of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by a Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of a Person of any substantial part of the property of such Person, (d) the making by a Person of an assignment for the benefit of creditors or (e) the admission by a Person in writing of its inability to pay its debts generally as they become due.

“Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in New York, New York or Sydney, Australia are closed either under applicable Law or action of any Governmental Authority.

“Common Stock” means the Common Stock, par value $0.00005 per share, of the Company.

“Contract” means any written contract, agreement, lease, license, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation that is legally binding.

“Convertible Credit Agreement” means that certain Subordinated Convertible Credit Agreement, dated as of October 6, 2020, by and among the Company, certain entities affiliated with KLIM and the other partiers thereto, pursuant to which, among other things, entities affiliated with KLIM acquired the Convertible Notes.

“Convertible Note” means any Note (as defined in the Convertible Credit Agreement) issued pursuant to the Convertible Credit Agreement.

“Convertible Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants. For the avoidance of doubt, any Convertible Note issued in connection with the Convertible Credit Agreement shall be a Convertible Security for the purposes hereof.

“Deemed Liquidation Event” means (a) a merger, consolidation or reorganization of the Company in one or a series of related transactions with or into any other entity in which the Company’s stockholders immediately before the transaction own immediately after the transaction voting securities of the surviving entity possessing less than a majority of the voting control, or (b) a sale, lease, exclusive license, transfer or other conveyance of all or substantially all of the assets of the Company, except a sale, lease, exclusive license, transfer or other conveyance in which the stockholders’ of the Company immediately before the transaction own immediately after the transaction a majority of the voting securities of the acquiring entity; will be deemed to be a liquidation, dissolution or winding up of the Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exempt Transfer” means (a) with regard to a Major Investor, a transfer by such Major Investor to its Affiliates, direct stockholders, members, partners or other equity holders (i) that is approved by a majority of the Board or (ii) following the Initial Offering or immediately prior to, or in contemplation of, the Initial Offering (in the case of the Preferred Stock, conditioned upon the consummation of such Initial Offering and the conversion of any such Shares to Common Stock) (an “IPO Exempt Transfer”), or (b)

with regard to any Stockholder that is a natural person, upon a transfer of his or her Shares or a portion thereof (“Transfer Stock”) by such Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board, or any custodian or trustee of any trust, any partnership or any limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Stockholder or any such family members; provided that in the case of each of clauses (a) and (b) above, the transferring Stockholder shall deliver twenty (20) days prior written notice to the Company of such transfer, and all shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and any permitted transferee shall, as a condition to effectiveness of any transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a transferring Stockholder as if an original party hereto (but only with respect to the Transfer Stock so transferred to the transferee); and provided further in the case of any transfer pursuant to clause (a) or (b) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any government authority, commission or instrumentality of the United States, any foreign government, any state of the United States, or any municipality or other political subdivision thereof, and any court, tribunal of competent jurisdiction.

“Holder” means any person owning beneficially or of record Registrable Securities that have not been sold to the public or any assignee of such Registrable Securities in accordance with Section 3.9 hereof.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, statute, treaty, rule, regulation, ordinance or code.

“Liability” or “Liabilities” means any liability or obligation due or to become due.

“Person” means an individual or an entity, including a corporation, limited liability company, partnership, trust, unincorporated organization, association or other business or investment entity, or any Governmental Authority.

“Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company, issued and outstanding as of July 7, 2021.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) Common Stock issuable or issued upon conversion of the Preferred Stock, (b) any Common Stock registered in KLIM’s name or beneficially owned by KLIM or its Affiliates (or any of its transferees pursuant to Section 3.9), including any Common Stock of the Company issuable or issued upon conversion of any Convertible Security, (c) any Common Stock registered in the name of GCM, Bardon Hill, HCN, Halcyon and/or HDML and issued or issuable upon the conversion of the Convertible Notes held by the foregoing persons, (d) any Common Stock registered in the name of or beneficially owned by the L1 Holders or their respective Affiliates, so long as they are held by the L1 Holders or their respective Affiliates, (e) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (f) any Common Stock of the Company issued in respect of the restricted stock units granted to Mark W. Wahlberg (“Wahlberg”) pursuant to that certain Promotional Agreement, dated March 15, 2019, by and between the Company and Wahlberg (solely the extent such shares of Common Stock are actually issued to Wahlberg and Wahlberg executes and delivers a joinder to this Agreement (in substantially the form set forth on Exhibit A) to the Company). Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 3 of this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares of the Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to Convertible Securities that are then exercisable or convertible.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3.2, 3.3 or 3.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the selling Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Shares” mean all shares of the Company (including but not limited to all shares of Common Stock issued or issuable upon conversion of Preferred Stock or any Convertible Securities) registered in the name of or beneficially owned individually by each of the Stockholders, owned as of the date hereof or issued to a Stockholder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

“Securities Act” means the Securities Act of 1933.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Special Registration Statement” shall mean (a) a registration statement relating to any employee benefit plan or (b) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (c) a registration related to stock issued upon conversion of debt securities.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Transfer” means any direct or indirect sale, transfer, assignment, gift, bequest, donation, pledge, hypothecation, encumbrance, mortgaging, assignment as collateral, or disposition of all or any portion of a Share by any other means, whether for value or for no value and whether voluntary or involuntary (including by realization upon any encumbrance, by operation of Law or by judgment, levy, attachment, garnishment, Bankruptcy Proceeding or other legal or equitable proceedings). For any Stockholder that is an entity, “Transfer” shall include the direct or indirect Transfer of equity or beneficial interests in such entity.

Section 1.2 Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section
ACT	Section 6.1(a)
Agreement	Preamble
Bardon Hill	Preamble
Board	Section 3.2(c)(iv)
Company	Preamble
Company Covered Persons	Section 4.6(a)
Company Notice	Section 5.1(b)
Company ROFR Period	Section 5.1(b)
Disqualification Events	Section 4.6(a)
Effectiveness Period	Section 3.4(b)
FOD Capital	Section 3.9
Founder	Preamble
Founder Nominees	Section 4.2(a)
GCM	Preamble
GIL SPE	Preamble
Halcyon	Preamble
HCN	Preamble
HDML	Preamble
Holder Violation	Section 3.8(b)
Initiating Holders	Section 3.2(a)
KLIM	Preamble
KLIM Nominee	Section 4.2(b)
L1 Capital LSF	Preamble
L1 Global Master Fund	Preamble
L1 Holders	Preamble
L1 LSF Limited	Preamble
Major Investor	Preamble
Major Investors	Preamble
MWIG	Preamble
MWIG Nominees	Section 4.2(c)
Nominating Committee	Section 4.2(d)
Nominee	Section 4.2(c)
Overallotment Notice	Section 5.1(e)
Participating Stockholders	Section 5.1(c)
Participating Stockholders’ Overallotment Notice	Section 5.1(e)

Permitted Assignment	Section 6.6
Prior Stockholders’ Agreement	Recitals
Proposed Transfer Notice	Section 5.1(b)
Prospective Transferee	Section 5.1(a)
Resale Shelf Registration	Section 3.4(a)
Resale Shelf Registration Statement	Section 3.4(a)
Right of First Refusal	Section 5.1(a)
Second Proposed Transfer Notice	Section 5.1(c)
Secondary Refusal Right	Section 5.1(c)
Secondary ROFR Notice	Section 5.1(c)
Shelf Offering	Section 3.4(f)
Stockholder ROFR Period	Section 5.1(c)
Stockholders	Preamble
Subsequent Holder Notice	Section 3.4(e)
Subsequent Shelf Registration	Section 3.4(c)
Suspension Period	Section 3.6(a)
Take-Down Notice	Section 3.4(f)
Transfer Shares	Section 5.1(a)
Violation	Section 3.8(a)

Section 1.3 Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. The term “or” will not be deemed to be exclusive. The phrase “made available to” means disclosures made, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions or in any other form in expectation of the transactions contemplated by this Agreement. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. The words such as “herein,” “hereinafter,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. Unless otherwise provided in this Agreement, all monetary values stated herein are expressed in United States currency and all references to “dollars” or “$” will be deemed references to the United States dollar.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that (a) such Stockholder has full power and authority to execute, deliver and perform its obligations under this Agreement, and (b) the execution and delivery of this Agreement has been duly and validly authorized, and all necessary action has been taken, to make this Agreement a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at Law or in equity.

ARTICLE 3

RESTRICTIONS ON TRANSFER; REGISTRATION

Section 3.1 Restrictions on Transfer.

(a) No holder of Preferred Stock shall Transfer all or any portion of the Preferred Stock to any Person engaged directly or indirectly (including via Affiliates or portfolio companies of such holder, its Affiliates or any funds managed or controlled by such holder or Affiliate) in the business of owning, operating or franchising fitness facilities or fitness training programs without the prior approval of the Founder (which the Founder may withhold or provide in its sole discretion).

(b) Without limiting Section 3.1(a), each Stockholder hereby agrees, separately and not jointly, with the Company not to Transfer all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Stockholder shall have notified the Company of the proposed Transfer and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, and (C) if reasonably requested by the Company, such Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(c) Notwithstanding the provisions of subsection (b) above, no restriction set forth in Section 3.1(b) shall apply to a Transfer by a Stockholder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Stockholder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Stockholder’s family member or trust for the benefit of an individual Stockholder, (v) a holder of a Convertible Note who assigns or transfers its rights or obligations under the Convertible Credit Agreement pursuant to the terms thereof, or (vi) an entity transferring to its Affiliates; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Stockholder hereunder.

Section 3.2 Demand Registration.

(a) Subject to the conditions of this Section 3.2, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $50,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.2, use reasonable best efforts to effect as expeditiously as reasonably possible the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in Section 3.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 3.2:

(i) prior to the expiration of the restrictions on transfer set forth in Section 3.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 3.2, and such registrations have been declared or ordered effective;

(iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2(a), the Company gives notice to the Holders of the Company’s intention to make a public offering within ninety (90) days;

(iv) if the Company furnishes to the Holders requesting a registration statement pursuant to this Section 3.2 a certificate signed by a majority of the Board of Directors of the Company (the “Board”) stating that, in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

(v) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to Section 3.4 below; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Section 3.3 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and any registration pursuant to Section 3.2, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the registration statement of which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling Stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.5 hereof.

Section 3.4 Shelf Registration.

(a) As soon as practicable following the Company becoming eligible to register securities on Form S-3, the Company shall use commercially reasonable efforts to file a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”); provided, if at any time after becoming eligible to register securities on Form S-3, the Company loses such eligibility, the Company’s obligations will be to file such shelf registration covering all Registrable Securities on another appropriate form in accordance with the Securities Act and such form shall be deemed the “Resale Shelf Registration Statement” hereunder. The Company shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event prior to the date that is seventy-five (75) days after the filing of the Resale Shelf Registration Statement.

(b) Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

(c) Subsequent Shelf Registration. Subject to Section 3.4(b), if any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is seventy-five (75) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a “well known seasoned issuer” as defined under Rule 405 as of the filing date, such registration statement shall be an “automatic shelf registration statement” as defined under Rule 405. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.

(d) Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.

(e) Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(i) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any seventy-five (75) day period;

(ii) if, pursuant to Section 3.4(e)(i), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is seventy-five (75) days after the date such post-effective amendment is required by Section 3.4(e)(i) to be filed; and

(iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3.4(e)(i).

(f) Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 3.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.2, 3.3 or 3.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding (including any Registration Expenses) begun pursuant to Section 3.2, the request of which has been subsequently withdrawn by the Holders making such registration request pursuant to Section 3.2 unless (a) the withdrawal is based upon material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of such request or (b) if the registration proceeding was withdrawn under Section 3.2(c) and the Holders of a majority of Registrable Securities (i) request payment by the Company of Registration Expenses, and (ii) agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 3.2(c), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration pursuant to Section 3.2 in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (b) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 3.2(c), as applicable, to undertake any subsequent registration.

Section 3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, with respect to any registration pursuant to Section 3.2 or 3.3, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of at least thirty percent (30%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. All Holders registering shares under such registration statement (including the Initiating Holders) shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the Suspension Period (and any extension thereof); and (ii) if so directed by the Company, use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

Section 3.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.2, 3.3 and 3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 3.2 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 3.2, whichever is applicable.

Section 3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the

Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, officers and directors, any underwriter (as defined in the Securities Act) for such Holder and any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d) If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 3.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 3.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Section 3.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) is a holder of a Convertible Note who received the Convertible Note under the Convertible Credit Agreement pursuant to the terms thereof or is a transferee pursuant to Section 3.1(c)(vi), (d) acquires at least 5,500,000 shares of Registrable Securities (as adjusted for stock splits and combinations), or (e) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and (iii) in the event of the assignment of such rights in connection with an IPO Exempt Transfer, the exercise of any such rights by any Holder shall be coordinated exclusively by FOD Capital, LLC, a Florida limited liability company (“FOD Capital”), and the Company shall have no obligation to register Registrable Securities pursuant to this Section 3 with respect to any Holder pursuant to any request or exercise of rights not coordinated exclusively by FOD Capital and pursuant to which FOD Capital serves as the sole representative of all such Holders vis-a-vis the Company. For the avoidance of doubt, any transferee of the Convertible Notes will be entitled to the same rights pursuant to this Section 3 as KLIM.

Section 3.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 7.14, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders, unless such agreement is approved by Holders of at least a majority of the Registrable Securities then outstanding (on an as-converted basis) and such holder or prospective holder’s registration rights are subordinate to or pari passu with the rights of Holders of Preferred Stock.

Section 3.11 Market Stand-Off Agreement. Each Holder hereby agrees, separately and not jointly, with the Company that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) (i) during the 180-day period following the effective date of the Initial Offering, plus, if notified to each Holder, up to an additional eighteen (18) days to the extent reasonably necessary to comply with applicable Law (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that, with respect to (i) and (ii) above, all officers and directors of the Company and holders of at least two percent (2%) of the Company’s voting securities are bound by and have entered into similar agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

Section 3.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the Holder’s obligations under Section 3.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 3.11 and this Section 3.12 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Common Stock (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 3.11 and 3.11. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 3.11 and 3.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Section 3.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 3.14 Termination of Registration Rights.

(a) The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 3.2, Section 3.3 or Section 3.4 hereof shall terminate upon the earliest to occur of: (a) the date five (5) years following the Initial Offering, (b) the effective date of a Deemed Liquidation Event and (c) such time as all Registrable Securities of the Company issuable or issued upon conversion of the Preferred Stock held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

ARTICLE 4

DIRECTOR NOMINATING PROVISIONS

Section 4.1 Initial Board Structure.

Each Stockholder and the Company acknowledge that in connection with the Initial Offering, the Company will expand the size of the Board and divide it into three separate classes of directors. In connection therewith, each Stockholder agrees, separately and not jointly, with the Company to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, to elect members of the Board nominated by the Company such that immediately after the consummation of Initial Offering, the composition of the Board (including pursuant to an action by written consent of the holders of capital stock of the Company) is as follows:

Class I Directors: Mark Wahlberg, Ruth Zukerman, and Lee Wallace

Class II Directors: Richard Grellman, Chris Payne, and Elizabeth Josefsberg

Class III Directors: Adam J. Gilchrist, Michael T. Raymond, and Darren Richman

Section 4.2 Board Nomination Rights.

(a) The Company covenants and agrees that two (2) individuals designated from time to time by the Founder will be nominated for election to serve as directors on the Board of the Company (“Founder Nominees”) at each applicable annual or special meeting of the Company’s stockholders.

(b) The Company covenants and agrees that for so long as KLIM or its Affiliates continues to own beneficially at least thirty percent (30%) of the number of shares of Common Stock beneficially owned by KLIM issued or issuable upon the conversion of the Convertible Notes (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), one (1) individual designated by KLIM will be nominated for election to serve as a director on the Board of the Company (“KLIM Nominee”) at each applicable annual or special meeting of the Company’s stockholders, provided that such individual is independent under the applicable standards of the SEC and the exchange upon which the Company is listed following such Initial Offering.

(c) The Company covenants and agrees that (i) two (2) individuals designated from time to time by MWIG will be nominated for election to serve as directors on the Board of the Company at each applicable annual or special meeting of the Company’s stockholders, for so long as MWIG continues to own beneficially at least fifty percent (50)% of the shares of Common Stock beneficially owned by MWIG issued or issuable upon conversion of the Preferred Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), and (ii) one (1) individual designated from time to time by MWIG will be nominated for election to serve as a director on the Board of the Company at each applicable annual or special meeting of the Company’s stockholders, for so long as MWIG continues to own beneficially at least thirty percent (30)% of the shares of Common Stock beneficially owned by MWIG issued or issuable upon conversion of the Preferred Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) (“MWIG Nominees”). Each of the Founder Nominees, KLIM Nominee, and MWIG Nominees are collectively referred to herein as “Nominee”.

(d) Subject to terms of Section 4.6 herein, each of the Founder, KLIM, and MWIG agrees, separately and not jointly, with the Company that it shall submit the name of its Nominee(s) to the Company’s nominating and corporate governance committee (the “Nominating Committee”) in accordance with the time period for stockholder director nominations set forth in Section 2.10(a)(ii) of the Company’s Bylaws to be in effect upon consummation of the Initial Offering, together with the information required by Section 2.10(a)(ii)(A) of the Company’s Bylaws to be in effect upon consummation of the Initial Offering.

(e) The Nominating Committee shall notify each of the Founder, KLIM, and MWIG as to whether the Nominating Committee approves the Nominee for nomination as soon as practicable following the submission of the Nominee’s name and the information described in Section 4.2(d) above; provided, however, that the Nominating Committee shall not be permitted to disapprove of a Nominee that satisfies the standards established by the Nominating Committee for membership on the board of directors of the Company (which standards shall be equally applicable to any person nominated by a stockholder to be a director) absent notification in writing to the Founder, KLIM, or MWIG, as the case may be, that the Nominating Committee has unanimously determined in good faith, after consultation with and having considered the advice of independent legal counsel, that a nomination of such Nominee to serve as a director would be inconsistent with Delaware law, the law of the Company’s headquarters or the listing requirements of the stock exchange on which the Company’s Common Stock is listed. In the event a Nominee is not approved and nominated by the Nominating Committee for election as a director of the Company, the Founder, KLIM, or MWIG, as the case may be, may submit to the Nominating Committee another Nominee for approval and nomination by the Nominating Committee in accordance with Section 4.2(d) above and the Nominating Committee will respond to any such new submission as soon as practicable thereafter. When a Nominee is approved by the Nominating Committee as a nominee for election as a director, the Company shall include such Nominee in the proxy materials delivered to stockholders in connection with the meeting and shall recommend such Nominee for election in the same manner as other nominees approved by the Nominating Committee.

(f) Each director shall be entitled to reimbursement of his or her reasonable and documented out of-pocket expenses incurred in connection with their attendance of meetings of the Board in person.

Section 4.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director for election to the Board as specified above, the director previously designated by them and then serving shall be nominated for reelection to the Board if still eligible and willing to serve as provided herein and otherwise, such Board seat shall remain vacant.

Section 4.4 Vacancies. The Company also agrees and acknowledges that any vacancies created by the resignation, removal or death of a director elected pursuant to Section 4.1 or 4.2 shall be filled pursuant to the provisions of Section 4.2 and the Company will, as promptly as practicable, following the designation of any replacement director pursuant to the provisions of Section 4.2, take all necessary actions within its control such that the applicable vacancy will be filled as set forth above.

Section 4.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for nomination for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company.

Section 4.6 No “Bad Actor” Disqualification.

(a) The Company has exercised reasonable care to determine whether any Company Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, provided that Company Covered Persons do not include (i) any Major Investor, (ii) the Founder, (iii) any Person that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and such Major Investor or the Founder and (iv) any director of the Company that has been designated by MWIG, KLIM or the Founder.

(b) Each Major Investor and the Founder represents and warrants that neither (i) such Person, nor (ii) any Affiliate of such Person, nor (iii) any director of the Company that has been designated by such Person, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iv) under the Securities Act and disclosed in writing in reasonable detail to the Company. No party to this Agreement will select a designee that is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act, in which case such party will promptly disclose in writing to the Company and other parties to this Agreement any and all information necessary for the Company to determine whether Rule 506(d)(2)(ii) or (iii) or (d)(3) applies.

(c) Each Stockholder represents that it has exercised reasonable care to determine the accuracy of the representation made by it in either Section 4.6(a) or (b), as applicable, and agrees to notify the Company if it becomes aware of any fact that makes the representation given by it hereunder inaccurate.

Each person with the right to designate or participate in the designation of a director or nominate for election a director as specified above hereby covenants and agrees not to designate or participate in the designation of any director designee or nominate for election any person who, to such Person’s knowledge, is subject to a Disqualification Event.

ARTICLE 5

RIGHT OF FIRST REFUSAL

Section 5.1 Right of First Refusal.

(a) Subject to the terms of this Section 5.1, MWIG and each of the L1 Holders hereby unconditionally and irrevocably grants to the Company a right, but not an obligation (the “Right of First Refusal”) to purchase all or any portion of the Shares that MWIG or such L1 Holder, as applicable, may propose to Transfer (the “Transfer Shares”), other than in an Exempt Transfer, at the same price and on the same terms and conditions as those offered to the Person to which MWIG or such L1 Holder, as applicable, proposes to Transfer such Transfer Shares (the “Prospective Transferee”).

(b) MWIG or such L1 Holder, as applicable, must deliver to the Company and each other Stockholder a written notice of such proposed Transfer (a “Proposed Transfer Notice”) not later than forty-five (45) days prior to the consummation of such proposed Transfer. Such Proposed Transfer Notice shall specify the number of shares of Transfer Shares to be Transferred and contain the material terms and conditions (including price and form of consideration) of the proposed Transfer, the identity of the Prospective Transferee and the intended date of the consummation of such proposed Transfer. To exercise its Right of First Refusal under this Section 5.1, the Company must deliver a written notice to each Stockholder (a “Company Notice”) within thirty (30) days after delivery of the Proposed Transfer Notice (the “Company ROFR Period”) specifying the number of shares of Transfer Shares to be purchased by the Company.

(c) Except as provided below, MWIG and each L1 Holder hereby unconditionally and irrevocably grants to each other Stockholder a right, but not an obligation (a “Secondary Refusal Right”), to purchase any Transfer Shares not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice, as provided in Sections 5.1(c), (d) and (e). If the Company does not elect to purchase all of the Transfer Shares available pursuant to its rights under Section 5.1(a) and (b) within the Company ROFR Period, MWIG or such L1 Holder, as applicable, shall give written notice to each other Stockholder, except to KLIM, GCM, Bardon Hill, HCN, Halcyon and HDML who each desire to irrevocably relinquish its Secondary Refusal Right, within five (5) days following the earlier to occur of (i) any waiver by the Company of its rights under Section 5.1(a) or (ii) the expiration of Company ROFR Period (the “Second Proposed Transfer Notice”), which Second Proposed Transfer Notice shall set forth the number of shares of Transfer Shares not purchased by the Company and which shall include the terms of Proposed Transfer Notice set forth in Section 5.1(b). Each other Stockholder, except for each of KLIM, GCM, Bardon Hill, HCN, Halcyon and HDML, shall then have the right, exercisable upon written notice to the Transferring Stockholder (the “Secondary ROFR Notice”) within ten (10) days after the receipt of the Second Proposed Transfer Notice (the “Stockholder ROFR Period”), to purchase its pro rata share of the Transfer Shares subject to the Second Proposed Transfer Notice and on the same terms and conditions as set forth therein. Except as set forth in Section 5.1(e), the Stockholders who exercise their Secondary Refusal Right (the “Participating Stockholders”) shall effect the purchase of the Transfer Shares, including payment of the purchase price, not more than five (5) days after delivery of the Secondary ROFR Notice, and at such time MWIG or such L1 Holder, as applicable, shall deliver to the Participating Stockholders the certificate(s) representing the Transfer Shares to be purchased by the Participating Stockholders, each certificate to be properly endorsed for transfer.

(d) Each applicable Stockholder’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Shares covered by the Secondary ROFR Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock, including any shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Stockholder at the time of the Proposed Transfer Notice, and the denominator of which is the total number of shares of Common Stock, including any shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Stockholders at the time of the Proposed Transfer Notice.

(e) In the event that not all of the applicable Stockholders elect to purchase their pro rata share of the Transfer Shares available pursuant to their rights under Section 5.1(c) within the Stockholder ROFR Period, then MWIG or such L1 Holder, as applicable, shall give written notice to each of the Participating Stockholders within five (5) days following the expiration of the Secondary ROFR Period (the “Overallotment Notice”), which shall set forth the number of Transfer Shares not purchased by the other Stockholders, and shall offer such Participating Stockholders the right to acquire such unsubscribed Transfer Shares. Each Participating Stockholder shall have five (5) days after receipt of the Overallotment Notice to deliver a written notice to MWIG or such L1 Holder, as applicable (the “Participating Stockholders’ Overallotment Notice”), indicating the number of unsubscribed Transfer Shares that such Participating Stockholder desires to purchase, and each such Participating Stockholder shall be entitled to purchase such number of unsubscribed Transfer Shares on the same terms and conditions as set forth in the Secondary ROFR Notice. In the event that the Participating Stockholders desire, in the aggregate, to purchase in excess of the total number of available unsubscribed Transfer Shares, then the number of unsubscribed Transfer Shares that each Participating Stockholder may purchase shall be reduced on a pro rata basis. For purposes of this Section 5.1(e) the denominator described in clause (ii) of Section 5.1(d) above shall be the total number of shares of Common Stock, including any shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Participating Stockholders at the time of the Proposed Transfer Notice. The Participating Stockholders shall then effect the purchase of the Transfer Shares, including payment of the purchase price, not more than five (5) days after delivery of the Participating Stockholders Overallotment Notice, and at such time, MWIG or such L1 Holder, as applicable, shall deliver to the Participating Stockholders the certificates representing the Transfer Shares to be purchased by the Participating Stockholders, each certificate to be properly endorsed for transfer.

(f) If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or MWIG or such L1 Holder, as applicable, cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Company or the Stockholder may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice.

Section 5.2 Exempted Offerings.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 5.1 shall not apply to the sale of any Transfer Shares (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (b) pursuant to a Deemed Liquidation Event.

ARTICLE 6

GENERAL PROVISIONS

Section 6.1 Securities Laws and Transfer Legends.

Each certificate or book entry position representing Shares shall be stamped or otherwise imprinted with legends substantially in the following forms:

(a)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (II) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE OR BOOK ENTRY POSITION ARE SUBJECT TO THE TERMS OF THE COMPANY’S BYLAWS AND A STOCKHOLDERS’ AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE REQUIREMENTS OF SUCH DOCUMENTS, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS’ AGREEMENT AND BY AN AGREEMENT OF THE TRANSFEREE TO BE BOUND BY THE RESTRICTIONS SET FORTH THEREIN. BY ACCEPTING ANY INTEREST IN THESE SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

(b) The Company shall be obligated to reissue promptly unlegended certificates or instruct the Company’s transfer agent to remove the legend on the Company’s books at the request of any Stockholder if the Company has completed its Initial Offering and the Stockholder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as such Stockholder is no longer subject to any restrictions hereunder.

(c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

Section 6.2 Notices. All notices, consents, requests, instructions, approvals and other communications that may be or are required to be given, served or sent by either party hereto pursuant to this Agreement, shall be in writing in English and given by delivery in person, by electronic mail with confirmation of delivery, by overnight delivery by a nationally recognized private courier, or by U.S. mail postage prepaid, certified mail. Notices delivered by hand, by electronic mail or by nationally recognized private courier shall be treated as if given on the first Business Day following receipt; provided, however, that a notice delivered by electronic mail shall only be effective if such notice is also delivered by hand, by nationally recognized private courier or deposited in the United States mail, postage prepaid, certified mail, on or before two Business Days after its delivery by electronic mail. Notices delivered by overnight delivery by a nationally recognized private courier shall be treated as if given on the second Business Day following deposit with such courier. Notices delivered by U.S. mail shall be treated as if given on the fifth Business Day following deposit with the U.S. Postal Service. All notices shall be addressed as follows:

If to the Company:

F45 Training Holdings Inc.

236 California Street

El Segundo, California 90245

Attention:     Chief Legal Officer

E-mail:         legal@f45hq.com

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

Attention:     Peter Wardle

Email:         pwardle@gibsondunn.com

and

Gibson, Dunn & Crutcher LLP

2029 Century Park East Suite 4000

Los Angeles, CA 90067

Attention:     Daniela L. Stolman

Email:          dstolman@gibsondunn.com

If to the Founder:

GIL SPE, LLC

236 California Street

El Segundo, California 90277

Attention: Adam Gilchrist

Email: adam@f45training.com.au

If to MWIG:

c/o FOD Capital LLC

7009 Shrimp Road, Suite 4

Key West, FL 33040

Attention: Michael Raymond

with a copy (which will not constitute notice) to:

Dickinson Wright PLLC

2600 W. Big Beaver Rd.

Suite 300

Troy, MI 48084

Attention: Dana L. Ulrich

If to the L1 Holders:

c/o L1 Capital Pty Ltd

Level 28, 101 Collins Street

Melbourne VIC 3000

AUSTRALIA

Attention: Mark Landau and Joel Arber

E-mail: mlandau@l1.com.au and jarber@l1.com.au

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

139 Townsend St, Suite 150

San Francisco, CA 94107 Attention: Rebecca DeGraw

E-mail: rdegraw@wsgr.com

If to KLIM:

Kennedy Lewis Management LP

111 W 33rd Street, Suite 1910

New York, NY 10120

Attention: Anthony Pasqua

with a copy (which will not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park, New York, NY 10036

Attention: Dan Fisher

If to GCM:

GCM Grosvenor Strategic Credit, L.P.

Attn: Ravi Mehta (rmehta@gcmlp.com);

Sara Desberg (sdesberg@gcmlp.com);

GCM Legal Group (legal@gcmlp.com ); and

GCM SIG Operations Group (sigops@gcmlp.com )

If to Bardon Hill, HCN, Halcyon, or HDML:

c/o Bardin Hill Investment Partners LP

299 Park Ave., 24th Floor, New York NY 10171

Attn: Compliance Department;

John Freese (jfreese@bardinhill.com); and

Andrew Friedman (afriedman@bardinhill.com)

Section 6.3 Amendment. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (a) the Company, (b) the holders of at least a majority of the shares of Common Stock which were issued upon such holders’ conversion of Convertible Notes, (c) the holders of at least 50% of the shares of Common Stock issued upon conversion of the Preferred stock outstanding as of the date hereof and (d) the Founder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder and the Company. Notwithstanding anything herein to the contrary, (A) to the extent any amendment or waiver of this agreement would be materially adverse and disproportional to any Stockholder, or would result in any Stockholder becoming a member of a “group” within the meaning of Rule 13d-5 under the Exchange Act with one or more other Stockholders, the prior written consent of such Stockholder shall be required and (B) no amendment or waiver of any rights of the L1 Holders hereunder (including related definitions) shall be effective without the prior written consent the L1 Holders holding at least a majority of the L1 Shares. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver.

Section 6.4 Waiver and Remedies. The parties may extend the time for performance of any of the obligations or other acts of any other party to this Agreement, waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or waive compliance with any of the covenants or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the extension or waiver is to be effective, no extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant or condition, as the case may be, other than that which is specified in the written extension or waiver, no failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by Law and include any rights and remedies authorized in Law or in equity.

Section 6.5 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement, including, without limitation, the Prior Stockholders’ Agreement, which is amended and restated as set forth in this Agreement.

Section 6.6 Assignment and Successors and No Third Party Rights. This Agreement binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns, except that no Stockholder may assign any rights under this Agreement, whether by operation of Law or otherwise, without the prior written consent of the Company No party may delegate any performance of its obligations under this Agreement. Any assignment in violation of this Section 6.6 will be null and void ab initio. No provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement. Notwithstanding the first sentence of this Section 6.6, the Company understands and agrees that MWIG may assign its rights and obligations under this Agreement at any time after the Initial Offering without the prior written consent of the Company to an Affiliate entity, if MWIG transfers at least a majority of its Shares to such Affiliate entity and such Affiliate Entity delivers a joinder to this Agreement in substantially the form set forth on Exhibit A, to the Company (“Permitted Assignment”). As a result of the Permitted Assignment, immediately upon the effective date of such assignment and submission of a joinder, all references to MWIG in this Agreement shall be substituted with the Affiliate entity and all rights and obligations hereunder shall be attributable to that Affiliate entity.

Section 6.7 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

Section 6.8 Interpretation. In the negotiation of this Agreement, each party has received advice from its own legal counsel. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its legal counsel drafted the provision.

Section 6.9 Governing Law. The internal Laws of the State of Delaware (without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any other jurisdiction) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.

Section 6.10 Specific Performance. Each party acknowledges and agrees that any breach of this Agreement would give rise to immediate, extensive and irreparable harm for which monetary damages, even if available, would not be an adequate remedy. Subject to Section 3.7(a), the parties accordingly agree that, in addition to any other remedy to which they are entitled at Law or in equity, the parties will be entitled to seek an injunction or injunctions or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement without the necessity of proving the inadequacy of money damages as a remedy or otherwise. Each party further acknowledges and agrees that any party seeking an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.10 will not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11 Jurisdiction and Service of Process. Any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the Delaware Court of Chancery, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware. Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. The consents to jurisdiction and venue set forth in this Section 6.11 will not constitute general consents to service of process in the State of Delaware and will have no effect for any purpose except as provided in this paragraph and will not be deemed to confer rights on any person other than the parties. Each party agrees that service of process upon such person, as applicable, in any action or proceeding arising out of or relating to this Agreement will be effective if notice is given by overnight courier at the address set forth in Section 6.11. The parties agree that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing will restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 6.12 Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, EXECUTION AND DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

Section 6.13 Additional Parties. Any Person that acquires Shares or any other interest in the capital stock of the Company from the Company or from another Stockholder in accordance with Article 5 or pursuant to an assignment of this Agreement by MWIG in accordance with Section 6.6 shall become a “Stockholder” hereunder without the need of any additional approval from the Stockholders pursuant to Section 6.3 above.

Section 6.14 Termination. This Agreement shall terminate with respect to any Stockholder, at such time as such Stockholder no longer owns any Shares; provided, however, that if such Stockholder thereafter acquires Shares, such Stockholder shall automatically become a party to and bound by this Agreement.

The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of its termination

Section 6.15 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

Section 6.16 Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

Section 6.17 Acknowledgment. The parties to this Agreement acknowledge, with respect to the purchase on behalf of L1 Capital LSF, that the trustee of L1 Capital LSF (Equity Trustees Limited) is acting solely in its capacity as trustee and that the obligations of L1 Capital LSF are direct limited recourse obligations payable solely from and only to the extent that funds are available from L1 Capital LSF and that no recourse shall be had against Equity Trustees Limited in its personal capacity or against any director, officer, shareholder or employee of Equity Trustees Limited for the payment of any amounts howsoever arising under or in connection with L1 Capital LSF’s purchase of any Shares.

Section 6.18 Relationship Among Parties. The parties to this Agreement have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act.

Signature pages follow.

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

STOCKHOLDERS:

GIL SPE LLC

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:

Signature page to the Third Amended and Restated Stockholders’ Agreement

MWIG LLC
BY:	FOD Capital LLC, its Manager

By:	/s/ Michael Raymond
Name:	Michael Raymond
Title:	Manager

Signature page to the Third Amended and Restated Stockholders’ Agreement

KENNEDY LEWIS MANAGEMENT LP
BY:

By:	/s/ Anthony Pasqua
Name: Anthony Pasqua
Title: COO

Signature page to the Third Amended and Restated Stockholders’ Agreement

GCM Grosvenor Strategic Credit, L.P.
By: GCM Investments GP, LLC, its general partner

By:	/s/ Girish Kashyap
Name: Girish Kashyap
Title: Authorized Signatory

Signature page to the Third Amended and Restated Stockholders’ Agreement

Bardin Hill Opportunistic Credit Master (ECI) Fund LP
By: Bardin Hill Investment Partners LP, its Investment Manager

By:	/s/ John Freese /s/ Suzanne McDermott
Name: John Freese, Suzanne McDermott
Title: Authorized Signatories

Signature page to the Third Amended and Restated Stockholders’ Agreement

HCN LP
By: Bardin Hill Investment Partners LP, its Investment Manager

By:	/s/ John Freese /s/ Suzanne McDermott
Name: John Freese, Suzanne McDermott
Title: Authorized Signatories

Signature page to the Third Amended and Restated Stockholders’ Agreement

Halcyon Eversource Credit LLC
By: Bardin Hill Investment Partners LP, its Investment Manager

By:	/s/ John Freese /s/ Suzanne McDermott
Name: John Freese, Suzanne McDermott
Title: Authorized Signatories

Signature page to the Third Amended and Restated Stockholders’ Agreement

HDML Fund II LLC
By: Bardin Hill Investment Partners LP, its Investment Manager

By:	/s/ John Freese /s/ Suzanne McDermott
Name: John Freese, Suzanne McDermott
Title: Authorized Signatories

Signature page to the Third Amended and Restated Stockholders’ Agreement

L1 CAPITAL LONG SHORT FUND

Equity Trustees Limited as Trustee of the L1 Capital Long Short Fund

EXECUTED by L1 Capital Pty Limited, ABN 21 125 378 145 as investment manager of the L1 Capital Long Short Fund and as duly appointed agent of Equity Trustees Limited, the trustee and responsible entity of the fund:

    /s/ Mark Landau

Director/Company Secretary

    /s/ Rafael Lamm

Director

) ) ) ) ) ) ) ) ) ) ) ) ) ) ))	Mark Landau Name of Director/Company Secretary (BLOCK LETTERS) Rafael Lamm Name of Director (BLOCK LETTERS)

Signature page to the Third Amended and Restated Stockholders’ Agreement

L1 LONG SHORT FUND LIMITED (AN AUSTRALIAN PUBLIC COMPANY (LISTED INVESTMENT COMPANY))

EXECUTED by L1 LONG SHORT FUND LIMITED ACN 623 418 539 by: /s/ Rafael Lamm Director/Company Secretary /s/Mark Landau Director	) ) ) ) ) ) ) ) ) ) ) )	Rafael Lamm Name of Director/Company Secretary (BLOCK LETTERS) Mark Landau Name of Director (BLOCK LETTERS)

Signature page to the Third Amended and Restated Stockholders’ Agreement

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND

SIGNED by L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND a Cayman Islands exempted company with limited liability and having its registered office at the offices of PO Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands:

) ) ) ) ) ) ) ) ) )
/s/ David Feldman Director/Company Secretary	) )	David Feldman Name of Director/Company Secretary (BLOCK LETTERS)

/s/ Joel Arber Director		Joel Arber Name of Director (BLOCK LETTERS)

Signature page to the Third Amended and Restated Stockholders’ Agreement

L1 CAPITAL LONG SHORT (MASTER) FUND

SIGNED by L1 CAPITAL LONG SHORT (MASTER) FUND a Cayman Islands exempted company with limited liability and having its registered office at the offices of PO Box 10008, Willow House, Cricket Square, Grand Cayman, KY1-1001, Cayman Islands:

) ) ) ) ) ) ) ) ) )
/s/ Joel Arber Director/Company Secretary	) )	Joel Arber Name of Director/Company Secretary (BLOCK LETTERS)

/s/ Rafael Lamm Director		Rafael Lamm Name of Director (BLOCK LETTERS)

Signature page to the Third Amended and Restated Stockholders’ Agreement

COMPANY:

F45 TRAINING HOLDINGS INC.

By:	/s/ Patrick Grosso
Name: Patrick Grosso
Its: Chief Legal Officer

Signature page to the Third Amended and Restated Stockholders’ Agreement

EXHIBIT A

FORM OF JOINDER

THIS JOINDER to the Third Amended and Restated Stockholders’ Agreement dated as of July [•], 2021 by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”) and certain securityholders of the Company (the “Stockholders’ Agreement”), is made and entered into as of the date set forth on the signature page hereto by and between the Company and the undersigned holder of securities of the Company (the “Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Stockholders’ Agreement.

WHEREAS, Stockholder is acquiring securities of the Company (“Securities”) or rights to acquire Securities, and the Stockholders’ Agreement and the Company require Stockholder, as a holder of such interests, to become a party to the Stockholders’ Agreement, and Stockholder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. Stockholder hereby agrees that upon execution of this Joinder, he, she or it shall become a party to the Stockholders’ Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders’ Agreement as though an original party thereto and shall be deemed a “Stockholder” for all purposes thereof.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Stockholder and any subsequent holders of the Securities and the respective successors and assigns of each of them, so long as they hold any Securities in each case subject to the terms and provisions of the Stockholders’ Agreement.

3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 6.2 of the Stockholders’ Agreement, all notices, demands or other communications to the Stockholder shall be directed to the address, email, or facsimile of such Stockholder as set forth on the signature page hereto.

5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

The undersigned hereby executes and delivers the Stockholders’ Agreement to which this Signature Page is attached effective as of the date of the Stockholders’ Agreement, which Stockholders’ Agreement and Signature Page, together with all counterparts of such Stockholders’ Agreement and signature pages of the other Stockholders named in such Stockholders’ Agreement, shall constitute one and the same document in accordance with the terms of such Stockholders’ Agreement.

Date of Joinder: [ • ]

By:
(Signature)
Name:
Title:
Address:
Facsimile:
Email: